AUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

CHINA INSONLINE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

N/A
(Zip Code)

(011) 00852-25232986
Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2010, Junjun Xu notified China INSOnline Corp. (the “Company”) of her resignation from the Company’s board of directors (the “Board”) and as its chief executive officer, effective immediately.  Ms. Xu is resigning from her positions due to personal reasons which have limited the time she can devote to the Company.  Ms. Xu’s resignation was not the result of any disagreement with the Company on any matter.

On September 1, 2010, the Board appointed Zhenyu Wang to serve as its chief executive officer, effective immediately.  Mr. Wang has served as the Chairman of the Board since 2008.  Pursuant to his appointment as chief executive officer, the Company and Mr. Wang entered into an employment agreement whereby Mr. Wang will receive an annual salary of $240,000.  In return Mr. Wang will devote his full time and attention to the Company and during his employment will not engage in any other business activities.  (The employment agreement does not prohibit Mr. Wang from investing in other businesses, provided that, such investments do not require his active involvement in such companies’ operations.)  In addition Mr. Wang agreed that during his employment he will not disclose confidential information, including trade secrets, outside the Company.  The Company may terminate Mr. Wang’s employment upon 30 days prior written notice, thereupon the Company must provide Mr. Wang a severance payment of $20,000 at termination.  Mr. Wang may also terminate his employment upon 30 days prior written notice, however, in such event a severance payment will not be made.  The Company may also terminate Mr. Wang’s employment upon 30 days prior written notice if the Company undergoes a change of control, dissolution or bankruptcy event.

Mr. Wang has served as Chairman of the Board of the Company since January 4, 2008.  From 2004 through 2009, Mr. Wang also served as Chairman of Huayuan Runtong (Beijing) Science and Technology Co., Ltd., General Manager of Huayuan Kaituo (Beijing) Science and Technology Co., Ltd., Chairman of Beijing Putaika Guarding Technology Co., Ltd.  From 2001 through 2009, Mr. Wang served as Chairman of Beijing Jinzheng Wantong Network Technology Development Co., Ltd.  Prior to this, Mr. Wang served as Chairman of Kaixin Jiye Investment Management Co., Ltd. from November 1994 through July 2001.  Mr. Wang earned a master’s degree (EMBA) from Peking University.

During 2008 and 2009, Mr. Wang advanced funds to the Company for working capital purposes.  As of September 1, 2010, the principal amount outstanding pursuant on these loans is $317,506.  The outstanding amounts are non-interest bearing, unsecured and have no fixed repayment terms.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Employment Agreement dated September 1, 2010, between China INSOnline Corp. and Zhenyu Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2010

CHINA INSONLINE CORP.

By:	/s/ Zhenyu Wang
Name: Zhenyu Wang Title: Chief Executive Officer